Exhibit 10.58

Execution Copy

First Amendment

to the

Electronic Arts Inc. Deferred Compensation Plan,

As Amended and Restated as of January 1, 2005

WHEREAS, Electronic Arts Inc. (the “Company”) sponsors the Electronic Arts Inc. Deferred Compensation Plan, As Amended and Restated as of January 1, 2005 (the “Plan”); and

WHEREAS, the Company wishes to amend the provisions of the Plan relating to the deferral of annual bonuses; and

WHEREAS, the Company reserves the right to amend the Plan pursuant to Section 10.2 thereof;

NOW, THEREFORE, effective January 1, 2008, the Plan is amended as follows:

1.    The following provisions shall be added at the end of Section 3.1(a) Annual Base Salary, Annual Bonus and Director Fees:

Effective for deferral elections made during any Plan Year commencing on or after January 1, 2008, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Director Fees in the following minimum amount:

Deferral	Minimum Amount
Annual Base Salary	$5,000
Director Fees	$5,000

If an election is made for less than such minimums or if no election is made, the amount deferred shall be zero.

2.    The following provisions shall be added at the end of Section 3.2(a) Annual Base Salary, Annual Bonus and Director Fees:

Effective for deferral elections made during any Plan Year commencing on or after January 1, 2008, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Annual Base Salary	75%
Director Fees	100%

IN WITNESS WHEREOF, the Company has signed this First Amendment to the Plan as of this 12th day of August, 2008.

Electronic Arts Inc.

By: /s/ John Andrews

Title: VP, HR Operations